UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 7, 2010
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.

As previously disclosed, we adopted the new accounting standard on variable interest entity ("VIE") consolidation on January 1, 2010.  The standard replaced the quantitative-based risks and rewards calculation with an approach that is primarily qualitative, based on an analysis of the power to direct the activities of a VIE and an analysis of the economic obligations and benefits of the VIE.

On May 7, 2010, we elected to apply retrospectively to prior periods presented in our current financial statements the new accounting standard on VIE consolidation.  Consistent with this election, Exhibit 99 to this Report republishes "Item 6. Selected Financial Data," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Item 8. Financial Statements and Supplementary Data" (collectively, "Selected Items") from our Annual Report on Form 10-K for the year ended December 31, 2009 ("2009 Form 10-K Report") for the purpose of presenting the financial information in these sections as it would have appeared when we published our 2009 Form 10-K Report on February 25, 2010 had we applied the new accounting standard on VIE consolidation.

We have not updated the information in Exhibit 99 to reflect events occurring after the date of the filing of our 2009 Form 10-K Report.

In applying this new standard to our previously-consolidated Automotive sector joint ventures, we determined that the majority of these joint ventures would not be consolidated under the new standard (generally, because we do not have the power to direct the activities of the entity, or that power is shared with an unrelated third party.)  Our retrospective application of this new consolidation standard included an analysis of our VIEs as of the date at which we first became involved with each entity.  Based on this analysis, we have deconsolidated the following previously-consolidated Automotive sector entities:  AutoAlliance International, Inc., Ford Otomotiv Sanayi Anonim Sirketi, Getrag Ford Transmissions GmbH, First Aquitaine Industries SAS, Dealer Direct LLC, Worthington Precision Metals, Getrag All Wheel Drive AB, and Pininfarina Sverige, AB.

Financial Services sector VIEs continue to be consolidated under this new standard.  The standard also requires ongoing reassessments of the appropriateness of consolidation, and additional disclosures about involvement with VIEs.

We also incorporated the disclosure requirements of this new standard by separately reporting the assets and liabilities of our consolidated VIEs on the face of our consolidated balance sheet on a combined basis.

Changes that resulted from the retrospective application of the new accounting standard include (as shown in Exhibit 99):

•	Income/(Loss) before income taxes for full-year 2009 decreased by about $400 million;
•	Cash and cash equivalents at December 31, 2009 decreased by about $550 million; and
•	Debt at December 31, 2009 decreased by about $800 million (of which about $500 million was to mature in 2010).

Application of the new accounting standard did not affect Net income/(loss) attributable to Ford Motor Company for full-year 2009, which remains unchanged at $2.7 billion.

Item 9.01. Financial Statements and Exhibits.
EXHIBITS

Designation	Description	Method of Filing

Exhibit 23	Consent of Independent Registered Public Accounting Firm Dated as of May 7, 2010	Filed with this Report

Exhibit 99	Selected Items from our 2009 Form 10-K Report, Republished to Reflect Retrospective Application of the New Accounting Standard on VIE Consolidation	Filed with this Report

Exhibit 101.INS	XBRL Instance Document	Furnished with this Report*

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document	Furnished with this Report*

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Furnished with this Report*

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Furnished with this Report*

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Furnished with this Report*

Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Furnished with this Report*

* Submitted electronically with this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 7, 2010	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 23	Consent of Independent Registered Public Accounting Firm Dated as of May 7, 2010

Exhibit 99	Selected Items from our 2009 Form 10-K Report, Republished to Reflect Retrospective Application of the New Accounting Standard on VIE Consolidation

Exhibit 101.INS	XBRL Instance Document

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase Document